                            EXHIBIT 1.A.(8)(i)(iii)

                  AMENDMENT NO. 11 TO PARTICIPATION AGREEMENT
                                    BETWEEN
               WRL SERIES FUND, INC.; PFL LIFE INSURANCE COMPANY
                     AND AUSA LIFE INSURANCE COMPANY, INC.

                              AMENDMENT NO. 11 TO
                              -------------------
                            PARTICIPATION AGREEMENT
                            -----------------------
                                     AMONG
                                     -----
                            WRL SERIES FUND, INC.,
                            ----------------------
                          PFL LIFE INSURANCE COMPANY
                          --------------------------
                                      AND
                                      ---
                       AUSA LIFE INSURANCE COMPANY, INC.
                       ---------------------------------


     Amendment No. 11 to the Participation Agreement among WRL Series Fund, Inc., PFL Life Insurance Company, AUSA Life Insurance Company, Inc. and People's Benefit Life Insurance Company dated July 1, 1992 ("Participation Agreement").

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                              AMENDED SCHEDULE A

               Account(s), Policy(ies) and Portfolio(s) Subject
                        to the Participation Agreement
                        ------------------------------


Accounts:  PFL Endeavor Variable Annuity Account
           AUSA Endeavor Variable Annuity Account
           Mutual Fund Account
           PFL Life Variable Annuity Account A
           PFL Retirement Builder Variable Annuity Account
           AUSA Life Insurance Company, Inc. Separate Account C
           Peoples Benefit Life Insurance Company Separate Account V Legacy Builder Variable Life Separate Account
           AUSA Series Life Account

Policies:  PFL Endeavor Variable Annuity
           PFL Endeavor Platinum Variable Annuity
           AUSA Endeavor Variable Annuity
           Atlas Portfolio Builder Variable Annuity
           Flexible Premium Individual Deferred Variable Annuity
                (Policy No. AV288-101-95-796;
                marketing name - PFL Retirement Income Builder II) AUSA & Peoples - Advisor's Edge Variable Annuity
           Peoples - Advisor's Edge Select Variable Annuity
           Legacy Builder II
           Legacy Builder Plus
           AUSA Freedom Financial Builder

Portfolios:  WRL Series Fund, Inc.
                    WRL Janus Growth
                    WRL AEGON Bond
                    WRL J.P. Morgan Money Market
                    WRL Janus Global
                    WRL LKCM Strategic Total Return
                    WRL VKAM Emerging Growth
                    WRL Alger Aggressive Growth
                    WRL AEGON Balanced
                    WRL Federated Growth & Income
                    WRL C.A.S.E. Growth
                    WRL NWQ Value Equity
                    WRL GE/Scottish Equitable International Equity WRL GE U.S. Equity
                    WRL J.P. Morgan Real Estate Securities
                    WRL T. Rowe Price Dividend Growth
                    WRL T. Rowe Price Small Cap
                    WRL Goldman Sachs Growth
                    WRL Goldman Sachs Small Cap
                    WRL Pilgrim Baxter Mid Cap Growth
                    WRL Salomon All Cap
                    WRL Dreyfus Mid Cap
                    WRL Third Avenue Value
                    WRL Dean Asset Allocation


     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     Effective Date:  August 1, 1999


PFL LIFE INSURANCE COMPANY              WRL SERIES FUND, INC.


By:   /s/ William L. Busler             By: /s/ Thomas E. Pierpan
    -------------------------              ----------------------------------
Name:  William L. Busler                Name:  Thomas E. Pierpan
Title: President                        Title: Vice President , Secretary and
                                               Associate General Counsel


AUSA LIFE INSURANCE COMPANY, INC.       PEOPLE'S BENEFIT LIFE
                                        INSURANCE COMPANY

By:   /s/ Larry R. Brown                By: /s/ Larry N. Norman
   --------------------------              ----------------------------------
Name:  Larry R. Brown                   Name:  Larry N. Norman
Title: Chairman of the Board            Title: Vice President